GUARANTY AGREEMENT


          THIS GUARANTY AGREEMENT, dated as of June 24, 1998, is among THE BEARD COMPANY, an Oklahoma corporation ("Guarantor"), and CRC NO. 1 LLC, CRC NO. 2 LLC, CRC NO. 3 LLC, CRC NO. 4 LLC, CRC NO. 5 LLC, AND CRC NO. 6 LLC, each of which is a Delaware limited liability company (individually, a "Company" and collectively, the "Companies").

                                 Recitals

          A.  Each of the Companies has entered into a Coal Fines
Extraction and Beneficiation Agreement dated as of June 24, 1998
(the "Beneficiation Agreement") with Beard Technologies, Inc.
("Beard"), pursuant to which Beard will dredge, extract, beneficiate, and deliver coal fines.

          B. Each of the Companies has entered into an Operation and Maintenance Agreement dated as of June 24, 1998 (the "O&M
Agreement") with Beard, pursuant to which Beard will operate, manage, and maintain a coal briquetting facility that will produce briquettes from the coal fines delivered under the Company's Beneficiation Agreement.

          C. For convenience, the parties entered into a single document as the Beneficiation Agreement, which is to be construed and enforced as six separate Beneficiation Agreements, each of which is between Beard and a different Company; and the parties entered into a single document as the O&M Agreement, which is to be construed and enforced as six separate O&M Agreements, each of which is between Beard and a different Company.

          D.  Beard is a wholly-owned subsidiary of Guarantor.

          F. The Companies have requested that Guarantor guarantee the obligations of Beard to each of the Companies under the Beneficiation Agreement and under the O&M Agreement, and Guarantor is willing to do so upon the terms and conditions of this Guaranty Agreement.

                                 Agreement

          1. In consideration of the foregoing and for value received, Guarantor hereby unconditionally guarantees the prompt performance of all obligations of Beard to each of the Companies under the Beneficiation Agreement and under the O&M Agreement, provided, that Guarantor shall have no liability to any Company hereunder with respect to the non-performance by Beard of its obligations under, and/or any breach of any representation, warranty, covenant or agreement provided in, the Beneficiation Agreement and the O&M Agreement except to the extent such non-performance arises from or is attributable to (i) Beard's gross negligence or willful misconduct, (ii) Beard's breach of any of the provisions of the Beneficiation Agreement or the O&M Agreement relating to the receipt, remittance, handling or disbursement of funds, or (iii) Beard's failure to refund to any Company the amount of any overpayment by such Company to Beard under the Beneficiation Agreement or the O&M Agreement, as the case may be.

          2. Guarantor hereby expressly waives (a) notice of the acceptance of this guaranty, (b) notice of the existence or creation of any of the obligations guaranteed hereby, and (c) all presentments, demands for performance, notices of non-performance, protests, and all other notices whatsoever.

          3. No delay or neglect on the part of a Company in the exercise of any right or remedy existing under law or by virtue of this Guaranty Agreement shall operate as a waiver thereof, but such rights and remedies shall continue in full force and effect until specifically waived or released by an instrument executed by the Company. No single or partial exercise by a Company of any right or remedy shall preclude the further exercise thereof or the exercise of any other right or remedy.

          4. The respective obligations of the Companies under the Beneficiation Agreement and the O&M Agreement are several, and nothing in this Guaranty Agreement shall be deemed to make those obligations joint and several.

          5. All notices and other required communications hereunder shall be in writing, addressed as follows:

                         If to a Company (specifying the
                         applicable Company):

                         150 West Jefferson Avenue
                         Suite 1700
                         Detroit, Michigan  48226
                         Attention:  William Kraemer
                         Facsimile Number:  (313) 256-6918

                         If to Guarantor:

                         The Beard Company
                         5600 North May Avenue
                         Suite 320
                         Oklahoma City, Oklahoma 73112
                         Attention:  Herb Mee, Jr.
                         Facsimile Number:  (405) 842-9901

Notices shall be given (a) by personal delivery to the other party, (b) by facsimile, with confirmation sent by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All notices shall be effective and deemed delivered (i) if by personal delivery, on the date of delivery if during business hours, otherwise the next business day, (ii) if by facsimile, on the date the facsimile is received if received during business hours, otherwise the next business day and (iii) if solely by mail, upon receipt by the addressee. A party may change its address by notice to the other party.

          6. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render the provision unenforceable in any other jurisdiction.

          7. This Guaranty Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law rules, and Guarantor chooses New York law to govern this Guaranty Agreement pursuant to N.Y. Gen. Oblig. Law Section 5-14-1 (Consol. 1995).

          8. For convenience, the parties desire that all the Companies be parties to this Guaranty Agreement, but that this Agreement be construed and enforced as six separate agreements, each of which shall be between Guarantor and a different Company. References to a "Company" or "the Companies" shall be deemed to refer to the applicable Company, and references to other defined terms shall be deemed to refer to such terms insofar as they relate to the applicable Company, as the context requires.

          9. This Guaranty Agreement shall be a continuing, absolute, and unconditional guaranty and shall continue in full force and effect and be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          10. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

          EXECUTED to be effective as set forth in this Agreement.

                                               THE BEARD COMPANY

                                               By:  HERB MEE, JR.
                                               Name:  Herb Mee, Jr.
                                               Title:  President

                                               CRC NO. 1 LLC
                                               CRC NO. 2 LLC
                                               CRC NO. 3 LLC
                                               CRC NO. 4 LLC
                                               CRC NO. 5 LLC
                                               CRC NO. 6 LLC

                                               By:  JOSEPH L. ROBERTS
                                               Name:  Joseph L. Roberts
                                               Title:  Chairman